EXHIBIT 23.2


                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Marsh & McLennan Companies, Inc. on Form S-8 of our reports dated February 26, 1997 (March 12, 1997 as to the last paragraph of Note 3), appearing in and incorporated by reference in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1996.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
June 18, 1997